Exhibit 99.1

News from Xerox Holdings Corporation
Xerox Holdings Corporation 201 Merritt 7 Norwalk, CT 06851-1056

‘Now and Next’: Xerox Outlines Strategy at Investor Day

NORWALK, Conn. Feb. 23, 2022 — Xerox Holdings Corporation (NASDAQ: XRX) is hosting an Investor Day today to share plans for creating long-term shareholder value, including strategies to grow the Print & Services business and specific growth and commercialization strategies for new businesses and innovations. Xerox will also provide a long-range financial forecast for each of its businesses, encompassing plans for growth in print and beyond. The event is being hosted at the Nasdaq Marketsite in New York, New York.

“At Xerox, innovation is the core of what we do and who we are. We’ve continued investing in innovation throughout the pandemic and global supply chain disruptions, and today we are pleased to share our progress,” said John Visentin, vice chairman and CEO, Xerox. “We are using innovation to drive growth in Print & Services, IT and Digital Services, as well as in our new disruptive businesses, CareAR and FITTLE, and in several transformative endeavors at PARC.”

As part of its Investor Day, Xerox will introduce FITTLE, a rebrand of Xerox Financial Services (XFS), a leading provider of innovative business financing solutions to help organizations of all sizes adapt and grow. The evolution to FITTLE reflects Xerox’s breadth of offerings and expansion into new market segments.

The event also includes:

•	Review of Xerox’s three-year financial outlook:

•	Revenue of at least $7.1 billion in actual currency in 2022, with expected low to mid-single digit annual growth through 2024

•	Adjusted operating margin expansion of more than 200 basis points

•	Free cash flow generation of at least $400 million in 2022, and $450 million to $500 million annually through 2024

•	Expected return of at least 50% of free cash flow to shareholders

•	A detailed review of newly stood up businesses and their respective growth strategies

•	FITTLE – Introduction of a new name for this business, which will increasingly target financing opportunities beyond Xerox equipment and services.

•	CareAR – Will play a leading role in developing the Service Experience Management market, which is expected to grow to $80 billion by 2028, with its AR/VR and AI-driven visual support platform.

•	PARC – Venture ecosystem that drives commercial applications of PARC’s research efforts across the IoT, additive manufacturing and cleantech industries.

•	Financial outlooks for Print & Services, FITTLE, CareAR and PARC, along with KPI’s and financial metrics to enable a sum-of-the-parts valuation of Xerox.

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Investment strategy for driving long-term growth, including an expansion of IT Services, deployment of Digital Services that fulfill clients evolving workplace needs and investments to scale, commercialize and eventually monetize our new businesses.

A live webcast of today’s event along with the relevant presentation material will be available on Xerox’s Investor Relations website at news.xerox.com/investors. A replay of the Investor Day presentation and presentation material will be accessible for at least 90 days.

About Xerox Holdings Corporation (NASDAQ: XRX)

For more than 100 years, Xerox has continually redefined the workplace experience. Harnessing our leadership position in office and production print technology, we’ve expanded into software and services to sustainably power today’s workforce. From the office to industrial environments, our differentiated business solutions and financial services are designed to make every day work better for clients — no matter where that work is being done. Today, Xerox scientists and engineers are continuing our legacy of innovation with disruptive technologies in digital transformation, augmented reality, robotic process automation, additive manufacturing, Industrial Internet of Things and cleantech. Learn more at xerox.com.

Non-GAAP Measures

This release refers to the following non-GAAP financial measures:

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Adjusted operating margin which excludes Restructuring and related costs, net, Amortization of intangible assets, Transaction and related costs, net, non-service retirement-related costs, and other discrete adjustments as well as the remainder of Other expenses, net from pre-tax income and margin.

•	Free cash flow, which is operating cash flow less capital expenditures.

Refer to the “Non-GAAP Financial Measures” section of the Investor Day presentation for a discussion of these non-GAAP measures. Reconciliations of the above measures to GAAP, for the periods noted, cannot be provided without unreasonable effort due to the uncertainty of the reconciliation amounts such as restructuring, transaction costs, non-service retirement costs, intangible amortization, other expenses, net and the related income tax effects on those items.

Forward-Looking Statements

This presentation, and other written or oral statements made from time to time by management contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “will”, “should”, “targeting”, “projecting”, “driving” and similar expressions, as they relate to us, our performance and/or our technology, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include but are not limited to: the effects of the COVID-19 pandemic on our and our customers’ businesses and the duration and extent to which this will impact our future results of operations and overall financial performance; our ability to address our business challenges in order to reverse revenue declines, reduce costs and increase productivity so that we can invest in and grow our business; our ability to attract and retain key personnel; changes in economic and political conditions, trade protection measures, licensing requirements and tax laws in the United States and in the foreign countries in which we do business; the imposition of new or incremental trade protection measures such as tariffs and import or export restrictions; changes in foreign currency exchange rates; our ability to successfully develop new products, technologies and service offerings and to protect our intellectual property rights; the risk that multi-year contracts with governmental entities could be terminated prior to the end of the contract term and that civil or criminal penalties and administrative sanctions could be imposed on us if we fail to comply with the terms of such contracts and applicable law; the risk that partners, subcontractors and software vendors will not perform in a timely, quality manner; actions of competitors and our ability to promptly and effectively react to changing technologies and customer expectations; our ability to obtain adequate pricing for our products and services and to maintain and improve cost efficiency of operations, including savings from restructuring actions; the risk that confidential and/or individually identifiable information of ours, our customers, clients and employees could be inadvertently disclosed or disclosed as a result of a breach of our security systems due to cyber attacks or other intentional acts; reliance on third parties, including subcontractors, for manufacturing of products and provision of services; the exit of the United Kingdom from the European Union; our ability to manage changes in the printing environment and expand equipment placements; interest rates, cost of borrowing and access to credit markets; funding requirements associated with our employee pension and retiree health benefit plans; the risk that our operations and products may not comply with applicable worldwide regulatory requirements, particularly environmental regulations and directives and anti-corruption laws; the outcome of litigation and regulatory proceedings to which we may be a party; any impacts resulting from the restructuring of our relationship with Fujifilm Holdings Corporation; the shared services arrangements entered into by us as part of Project Own It; whether CareAR’s service experience management platform will achieve expectations regarding customer adoption, integration with ServiceNow’s platform, and cost and carbon emission reduction; the financial performance of CareAR, including projected revenue for fiscal years 2022 and beyond; the financial performance of

FITTLE, including projected revenue for fiscal years 2022 and beyond; and the ability of PARC to successfully monetize its technology and the products of its research. Additional risks that may affect Xerox’s operations and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of Xerox Holdings Corporation’s and Xerox Corporation’s combined 2020 Annual Report on Form 10-K, as well as in Xerox Holdings Corporation’s and Xerox Corporation’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

These forward-looking statements speak only as of the date of this presentation or as of the date to which they refer, and Xerox assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

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Media Contact:

Justin Capella, Xerox, +1-203-258-6535, Justin.Capella@xerox.com

Investor Contact:

David Beckel, Xerox, +1-203-849-2318, David.Beckel@xerox.com

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